Vote-By-Phone Solicitation Script for
Putnam Corporate Asset Trust


This script provides information to shareholders and solicits their vote by phone, to be confirmed by written confirmation.


Good Morning/Afternoon/Evening. May I please speak with (name of shareholder)? I am representing Putnam Investments in Boston.

To verify that I am speaking with the shareholder of record, may I confirm that you are (name of shareholder of record) and that your address of record is (address of record)?

(If the person is unwilling to confirm this information, thank them for their time and terminate the call.)

We noted that we have not yet received your vote. Do you have any questions regarding the proposals I can clarify for you?

(If there are questions regarding the non-routine proposals, please refer to the Q & A attached.)

Would you like to vote by phone?

(If not, ask the shareholder if they would like another ballot, thank them for their time and terminate the call. If so, proceed as follows:)

Our procedures for voting your proxy ballot by telephone are described in the proxy statement.

I will now read the information on the proxy card so that you can provide us with your voting instructions.

Putnam Corporate Asset Trust

Proxy for a meeting of shareholders, October 6, 1994.

This proxy is solicited on behalf the Trustees of the Fund.

The shareholder hereby appoints George Putnam, Hans H. Estin and William F. Pounds, and each of them separately, proxies, with power of substitution, and hereby authorizes them to represent and vote, as designated hereafter, at the meeting of shareholders of Putnam Corporate Asset Trust, on October 6, 1994, at 2:00 p.m., Boston time, and at any adjournments thereof, all of the shares of the Fund which the shareholder would be entitled to vote if personally present.

This proxy when properly authorized will be voted in the manner directed herein by the shareholder. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting. The Trustees recommend a vote FOR electing all of the nominees for Trustees and FOR the following proposals:

1.   Election of Trustees.

     The nominees are: Jameson Adkins Baxter, Hans H. Estin, John
     A. Hill, Elizabeth T. Kennan, Lawrence J. Lasser, Robert E. Patterson, Donald S. Perkins, William F. Pounds, George Putnam, George Putnam III, A.J.C. Smith, and W. Nicholas Thorndike.

     How would you like to vote on this proposal?

          For electing all of the nominees?
          For electing all nominees other than the following nominees? (specify nominees for whom voting authority is withheld)
          Withhold authority to vote for all nominees?

2.   Ratify the selection of Price Waterhouse as auditors.

          How would you like to vote on this proposal?

          For, Against or Abstain?

3. To eliminate the Fund's fundamental investment restriction with respect to investments in investment companies.

          How would you like to vote on this proposal?

          For, Against or Abstain?

4. To amend the Fund's fundamental investment restriction with respect to investments in restricted securities.

          How would you like to vote on this proposal?

          For, Against or Abstain?

5. Approve an amendment to the Fund's Agreement and Declaration of Trust to permit the issuance of additional classes of shares.

          How would you like to vote on this proposal?

          For, Against or Abstain?

Thank you.  Do you wish to send the entire message?

To repeat your instructions:

You voted:
     On proposal 1:
     On proposal 2:
     etc.
     Is this correct?

Thank you. We will be sending you a written confirmation of your vote. Please call us if the information on the confirmation is incorrect.


scripz6
Q & A FOR PUTNAM PUTNAM CORPORATE ASSET TRUST

On August 8, 1994, a proxy statement was sent to shareholders of Putnam Corporate Asset Trust. Listed below are answers to the questions and concerns shareholders are likely to have regarding non-routine proposals for this fund, followed by answers and information regarding each issue.

WHAT, EXACTLY, IS THE FUND PROPOSING?

     * The fund is seeking to eliminate its fundamental investment restriction regarding investments in investment companies. The proposal would permit the Fund to invest in certain other registered open-end investment companies.

     * The fund is seeking to amend its fundamental investment restriction regarding investments in restricted securities.
     The proposal would expand the ability of the Fund to invest in certain restricted securities.

     * The fund is seeking to amend its Agreement and Declaration of Trust to permit the issuance of additional classes of shares.

1. INVESTMENTS IN INVESTMENT COMPANIES:

     WHAT ARE THE ISSUES REGARDING INVESTMENTS IN OPEN-END
     INVESTMENT COMPANIES?

     Your fund seeks the change to provide maximum flexibility for it to take advantage of securities that might be structured using a pass-through entity. Many of these securities did not exist when your fund's prospectus was originally written, and others may be developed in the future.

     WHY MIGHT THESE PASS-THROUGH ENTITIES BE CONSIDERED
     "INVESTMENT COMPANIES"?

     Because such securities represent investment in an underlying pool of securities, they technically fall under the definition of investment companies as defined by the Investment Company Act of 1940.

     If the proposal is approved, the Trustees intend to adopt a more flexible nonfundamental investment restriction that would only prohibit investments in mutual funds such as the fund. Such a restriction could be revised or eliminated by the Trustees without a shareholder vote.

     WHAT ARE SOME EXAMPLES?

     * Some examples of securities issued by pass-through entities are certain mortgage-backed securities, such as collateralized mortgage obligations (CMOs), and certain preferred stock securities that pay only part of the dividend paid on the underlying stock.

     * Shares of a foreign-based investment fund that invests in companies of its home country, which does not allow direct investment in individual companies by U.S. or other foreign investors.

     Even though adding these securities to a portfolio could involve duplication of some fees and expenses, Putnam
     Management believes they could provide attractive investment opportunities that would be consistent with your fund s objectives and policies.

2. INVESTMENTS IN RESTRICTED SECURITIES:

     WHAT ARE THE ISSUES REGARDING INVESTMENTS IN RESTRICTED
     SECURITIES?

     Your fund seeks the change in order to permit it to invest a greater portion of its assets in securities that are restricted as to resale. Essentially, your fund seeks to increase its flexibility to the extent already permitted under recent Securities and Exchange Commission (SEC) guidelines.

     WHAT IS A "RESTRICTED SECURITY"?

     A restricted security is one that is subject to a restriction on its transfer. A common example of such a security is one that is not sold to the general public and that has not been registered with the SEC. Such securities are frequently purchased by institutional investors who generally have experience trading restricted securities.

     WHY DOES MY FUND INVEST IN THESE SECURITIES?

     While Putnam Management believes the use of restricted securities can pose some risks and that their use should therefore be limited, Putnam Management also believes that restricted securities can provide attractive investment opportunities for your fund, especially since the institutional markets for many of these securities in recent years have continued to increase in size and have become more liquid.

     WHAT ARE SOME OF THE RISKS ASSOCIATED WITH INVESTMENTS IN
     RESTRICTED SECURITIES?

     The SEC has long taken the position that mutual funds such as your fund should limit investments in illiquid securities because such securities could present problems of accurate valuation and because a fund with a high percentage of such securities could have difficulty disposing of them in a timely fashion to satisfy redemption requests.

     In general, illiquid securities have included restricted securities and those securities for which there is no readily available market. The SEC recently revised its position to permit mutual funds to invest up to 15% of their assets in illiquid securities.

     In addition, the SEC has adopted a rule that makes it easier to trade certain restricted securities among institutional investors and has stated that such securities may be treated as liquid securities by a mutual fund if its trustees decide that they are liquid.

     Putnam Management believes that the fact that a security is restricted will not necessarily adversely affect its liquidity or the ability of the fund to determine its value.
     As these institutional markets continue to develop, your fund could be constrained by its current investment restriction.

     WHY ARE CHANGES BEING PROPOSED?

     Putnam Management believes that updating your fund's policy with respect to the trading of these securities so it is as flexible as the new SEC regulations permit will allow your fund to benefit from the increasing number of investment opportunities available in the institutional markets.

WHAT ARE "CLASSES OF SHARES"?

In general, classes of shares give investors different ways to pay sales charges. When investors purchase a fund through a broker, they commonly pay a fee to the brokerage firm in return for which they are entitled to investment advice and other services from the broker. This fee can be paid in a number of ways. Most Putnam funds currently offer two classes of shares, class A and B shares.

WHAT ARE CLASS A AND B SHARES?

The shares you currently own are the equivalent of class A shares and are generally subject to a sales charge at the time of purchase. On class B shares, there is no initial sales charge; rather, a sales charge is paid if shares are redeemed within a specified time after purchase. This sales charge is often called a contingent deferred sales charge. In addition, class B shares have a higher distribution (12b-1) fee than class A shares. Currently, class A shares of your fund are not charged any 12b-1 fees. Of course, whether investors purchase class A or B shares, they are still buying the same professionally managed portfolio.

DO PUTNAM'S OTHER FUNDS OFFER BOTH CLASS A AND B SHARES?

All of Putnam's mutual funds currently offer class A shares, and most Putnam funds offer class B shares. Class B shares have been added to Putnam funds on a rolling basis in recent years.

I PURCHASED MY SHARES OF PUTNAM CORPORATE ASSET TRUST WITH AN
INITIAL SALES CHARGE, I.E., CLASS A SHARES.  WILL THIS PROPOSAL
AFFECT MY INVESTMENT?

The creation of new classes of shares would not affect the fund's current shareholders. There would be no negative effect whatsoever on the performance or the value of your holdings. If the fund began offering class B shares and you decided to purchase new shares of the fund, you would have the opportunity to purchase either class A or B shares.

WHAT IS THE BENEFIT TO CURRENT SHAREHOLDERS OF OFFERING MULTIPLE
CLASSES OF SHARES?

Multiple classes of shares offer investors a greater range of choices. This has the potential to increase the size of the fund, which could help reduce per share operating expenses by spreading expenses over a larger number of shares.

DO YOU EXPECT TO OFFER OTHER CLASSES OF SHARES?

New pricing options are always under consideration as a way to give investors more ways to purchase fund shares. If new options are introduced, again, they would not affect the value of the shares that you currently own.